Exhibit 99.1

Twitter Reports Fourth Quarter and Fiscal Year 2013 Results

SAN FRANCISCO, Calif. – Feb. 5, 2014 – Twitter, Inc. (NYSE: TWTR) today announced financial results for the fourth quarter and fiscal year ended December 31, 2013.

•	Q4 revenue of $243 million, up 116% year-over-year

•	Q4 net loss of $511 million and non-GAAP net income of $10 million

•	Q4 GAAP EPS of ($1.41) and non-GAAP EPS of $0.02

•	Q4 adjusted EBITDA of $45 million, representing an adjusted EBITDA margin of 18%

•	Full year revenue of $665 million, up 110% year-over-year

•	Full year net loss of $645 million and non-GAAP net loss of $34 million

•	Full year GAAP EPS of ($3.41) and non-GAAP EPS of ($0.18)

•	Full year adjusted EBITDA of $75 million, representing an adjusted EBITDA margin of 11%

“Twitter finished a great year with our strongest financial quarter to date,” said Dick Costolo, CEO of Twitter. “We are the only platform that is public, real-time, conversational and widely distributed and I’m excited by the number of initiatives we have underway to further build upon the Twitter experience.”

Fourth Quarter and Fiscal Year 2013 Financial

Summary

(In thousands, except per share data)

	Quarter Ended		Year Ended
	Dec 31, 2013	Dec 31, 2012	Dec 31, 2013	Dec 31, 2012
GAAP Results
Revenue	$242,675	$112,247	$664,890	$316,933
Net loss	$(511,471)	$(8,705)	$(645,323)	$(79,399)
Diluted net loss per share	$(1.41)	$(0.07)	$(3.41)	$(0.68)

Non-GAAP Results
Adjusted EBITDA	$44,745	$17,571	$75,430	$21,164
Non-GAAP net income (loss)	$9,774	$(271)	$(34,330)	$(35,191)
Non-GAAP diluted net income (loss) per share	$0.02	$(0.00)	$(0.18)	$(0.30)

For information regarding the non-GAAP financial measures discussed in this release, please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Fourth Quarter 2013 Operational Highlights

•	Average Monthly Active Users (MAUs) were 241 million as of December, 31, 2013, an increase of 30% year-over-year.

•	Mobile MAUs reached 184 million in the fourth quarter of 2013, an increase of 37% year-over-year, representing 76% of total MAUs.

•	Timeline views reached 148 billion in the fourth quarter of 2013, an increase of 26% year-over-year.

•	Advertising revenue per thousand timeline views reached $1.49 in the fourth quarter of 2013, an increase of 76% year-over-year.

Fourth Quarter 2013 Product Highlights

•	Twitter continued to improve return on investment for its advertisers by launching a number of new advertising products including TV Conversation Targeting, Tailored Audiences, Conversion Tracking and Promoted Accounts in Timeline.

•	Twitter made its platform more accessible to a broader range of advertisers by launching its self-serve advertising platform to small and medium-sized businesses in the UK, Ireland and Canada.

•	Twitter continued to improve its overall user experience by launching a number of new product enhancements including media forward, in-line social actions, Twitter Alerts, custom timelines, and the ability to send and receive photos via direct message and swipe between timelines. Vine is also available in 19 new languages on both iOS and Android as of December 31, 2013.

•	Twitter closed the acquisition of MoPub, Inc. a mobile-focused advertising exchange, making it easier for its advertisers to automate and scale their advertising buys.

Fourth Quarter 2013 Financial Highlights

Revenue – Revenue for the fourth quarter of 2013 totaled $243 million, an increase of 116% compared to $112 million in the same period last year.

•	Advertising revenue totaled $220 million, an increase of 121% year-over-year.

•	Mobile advertising revenue was more than 75% of total advertising revenue.

•	Data licensing and other revenue totaled $23 million, an increase of 80% year-over-year.

•	International revenue totaled $66 million, an increase of 200% year-over-year. International revenue was 27% of total revenue.

Net loss – GAAP net loss was $511 million for the fourth quarter of 2013 compared to a net loss of $9 million in the same period last year. The company’s Q4 GAAP net loss included $521 million of stock-based compensation expense, of which $406 million was for restricted stock units previously granted to employees, for which no expense had been recognized, until the effective date of our initial public offering in accordance with GAAP.

Adjusted EBITDA – Adjusted EBITDA was $45 million for the fourth quarter of 2013 compared to $18 million in the same period last year.

Non-GAAP net income / loss – Non-GAAP net income was $10 million for the fourth quarter of 2013 compared to a Non-GAAP net loss of $0.3 million in the same period last year.

EPS – Basic and diluted GAAP EPS was ($1.41) for the fourth quarter of 2013 compared to ($0.07) in the same period last year.

Non-GAAP EPS – Non-GAAP EPS was $0.02 for the fourth quarter of 2013 compared to ($0.00) in the year ago period.

Capital expenditures – Purchases of property and equipment for the fourth quarter of 2013 were $29 million. Additionally, $60 million of equipment was procured or financed through capital leases during the fourth quarter of 2013.

Cash, cash equivalents and marketable securities – As of December 31, 2013, cash, cash equivalents and marketable securities were approximately $2.2 billion, compared to $321 million as of September 30, 2013.

Outlook

Twitter’s outlook for the first quarter of 2014 is as follows:

•	Revenue is projected to be in the range of $230 million to $240 million.

•	Adjusted EBITDA is projected to be in the range of $10 million to $16 million.

•	Stock-based compensation expense is projected to be in the range of $145 million to $155 million excluding the impact of equity awards that may be granted in connection with potential future acquisitions.

Twitter’s outlook for the full year of 2014 is as follows:

•	Revenue is projected to be in the range of $1,150 million to $1,200 million.

•	Adjusted EBITDA is projected to be in the range of $150 million to $180 million.

•	Capital expenditures are projected to be in the range of $330 million to $390 million.

•	Stock-based compensation expense is projected to be in the range of $600 million to $650 million excluding the impact of equity awards that may be granted in connection with potential future acquisitions.

Webcast and Conference Call Details

Twitter will host a conference call today, February 5, 2014, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss financial results. Questions submitted via Twitter, directed to @TwitterIR, using the hashtag #TWTRearnings will be considered during the Q&A portion of the conference call in addition to questions submitted by conference call participants. A live webcast of the conference call, the company’s financial results and supplemental slides will be accessible from the Investor Relations page of the company’s website at investor.twitterinc.com. A replay will be archived and accessible at the same website after the conference call. Twitter has used, and intends to continue to use, its Investor Relations website (investor.twitterinc.com), as well as certain Twitter accounts (@dickc, @twitter and @twitterIR), as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Twitter, Inc.

Twitter (NYSE: TWTR) is a global platform for public self-expression and conversation in real time. By developing a fundamentally new way for people to create, distribute and discover content, we have democratized content creation and distribution, enabling any voice to echo around the world instantly and unfiltered. The service can be accessed at Twitter.com, via the Twitter mobile application and via text message. Available in more than 35 languages, Twitter has more than 240 million monthly active users. For more information, visit discover.twitter.com or follow @twitter.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Twitter’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, Twitter’s expectations regarding its revenue, adjusted EBITDA, capital expenditures and stock-based compensation expense for the first quarter and full year 2014. The Company’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that: our user base and engagement do not continue to grow; advertisers reduce or discontinue their spending on Twitter; data partners reduce or discontinue their purchases of data licenses from Twitter; and Twitter experiences expenses that exceed its expectations. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company’s filings with the Securities and Exchange Commission, including the Prospectus related to Twitter’s initial public offering of common stock filed pursuant to Rule 424(b) under the Securities Act of 1933 (Registration No. 333-191552), filed with the Securities and Exchange Commission on November 7, 2013. The forward-looking statements in this press release are based on information available to Twitter as of the date hereof, and Twitter disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures

To supplement Twitter’s financial information presented in accordance with generally accepted accounting principles in the United States, or GAAP, the Company considers certain financial measures that are not prepared in accordance with GAAP, including adjusted EBITDA, non-GAAP net income (loss), and non-GAAP EPS. Twitter defines adjusted EBITDA as net loss adjusted to exclude stock-based compensation expense, depreciation and amortization expense, interest and other expenses and provision (benefit) for income taxes; and Twitter defines non-GAAP net income (loss) as net loss adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets and the income tax effects related to acquisitions.

The Company uses the non-GAAP financial measures of adjusted EBITDA, non-GAAP net income (loss) and non-GAAP EPS in evaluating its operating results and for financial and operational decision-making purposes. Twitter believes that adjusted EBITDA, non-GAAP net income (loss) and non-GAAP EPS help identify underlying trends in its business that could otherwise be masked by the effect of the expenses that we exclude in adjusted EBITDA, non-GAAP net income (loss) and non-GAAP EPS. Twitter also believes that adjusted EBITDA, non-GAAP net income (loss) and non-GAAP EPS provide useful information about its operating results, enhance the overall understanding of the Company’s past performance and future prospects and allow for greater transparency with respect to key metrics used by the Company’s management in its financial and operational decision-making. Twitter uses these measures to establish budgets and operational goals for managing its business and evaluating its performance. The Company is presenting these non-GAAP financial measures to assist investors in seeing the Company’s operating results through the eyes of management, and because it believes that these measures provide an additional tool for investors to use in comparing Twitter’s core business operating results over multiple periods with other companies in its industry.

These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

For future periods, Twitter is unable to provide a reconciliation of adjusted EBITDA to net loss as a result of the uncertainty regarding, and the potential variability of, depreciation and amortization expense, interest and other expenses and provision (benefit) for income taxes, that are expected to be incurred in the future.

Contacts

Investors:

Nils Erdmann

ir@twitter.com

Press:

Jim Prosser

jprosser@twitter.com

TWITTER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$841,010	$203,328
Short-term investments	1,393,044	221,528
Accounts receivable, net	247,328	112,155
Prepaid expenses and other current assets	93,297	17,455

Total current assets	2,574,679	554,466
Property and equipment, net	332,662	185,574
Intangible assets, net	77,627	3,753
Goodwill	363,477	68,813
Other assets	17,795	18,962

Total assets	$3,366,240	$831,568

Liabilities, redeemable convertible preferred stock, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$27,994	$8,432
Accrued and other current liabilities	110,310	52,611
Capital leases, short-term	87,126	48,836

Total current liabilities	225,430	109,879
Capital leases, long-term	110,520	65,732
Deferred and other long-term tax liabilities, net	59,500	12,156
Other long-term liabilities	20,784	19,437

Total liabilities	416,234	207,204

Redeemable convertible preferred stock	—	37,106
Convertible preferred stock	—	835,430
Stockholders’ equity (deficit):
Common stock	3	1
Additional paid-in capital	3,944,952	101,787
Accumulated other comprehensive loss	(323)	(657)
Accumulated deficit	(994,626)	(349,303)

Total stockholders’ equity (deficit)	2,950,006	(248,172)

Total liabilities, redeemable convertible preferred stock, convertible preferred stock and stockholders’ equity (deficit)	$3,366,240	$831,568

TWITTER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenue	$242,675	$112,247	$664,890	$316,933
Costs and expenses
Cost of revenue	112,651	36,918	266,718	128,768
Research and development	394,848	40,340	593,992	119,004
Sales and marketing	177,305	28,784	316,216	86,551
General and administrative	67,547	14,981	123,795	59,693

Total costs and expenses	752,351	121,023	1,300,721	394,016

Loss from operations	(509,676)	(8,776)	(635,831)	(77,083)
Interest income (expense), net	(2,387)	(830)	(6,860)	(2,486)
Other income (expense), net	(2,725)	(527)	(4,455)	399

Loss before income taxes	(514,788)	(10,133)	(647,146)	(79,170)
Provision (benefit) for income taxes	(3,317)	(1,428)	(1,823)	229

Net loss	$(511,471)	$(8,705)	$(645,323)	$(79,399)

Net loss per share:
Basic and diluted	$(1.41)	$(0.07)	$(3.41)	$(0.68)

Weighted-average shares used to compute net loss per share:
Basic and diluted	362,624	120,926	189,510	117,401

TWITTER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Cash flows from operating activities:
Net loss	$(511,471)	$(8,705)	$(645,323)	$(79,399)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	33,224	21,001	110,894	72,506
Stock-based compensation expense	521,197	5,346	600,367	25,741
Provision for bad debt	799	782	1,557	1,844
Deferred income tax benefit	(8,410)	(974)	(8,902)	(1,098)
Non-cash acquisition-related costs	138	690	704	1,715
Amortization of investment premium and other	1,333	1,700	3,457	4,102
Changes in operating assets and liabilities:
Accounts receivable	(77,798)	(24,600)	(112,060)	(73,898)
Prepaid expenses and other assets	(9,635)	3,492	(12,045)	(6,691)
Accounts payable	16,249	3,745	7,957	2,931
Accrued and other liabilities	31,506	2,885	54,792	24,312

Net cash provided by (used in) operating activities	(2,868)	5,362	1,398	(27,935)

Cash flows from investing activities:
Purchases of property and equipment	(29,116)	(10,511)	(75,744)	(50,599)
Purchases marketable securities	(1,291,915)	(101,717)	(1,573,489)	(542,638)
Proceeds from maturities of marketable securities	55,103	124,133	355,270	621,049
Proceeds from sales of marketable securities	8,051	6,080	42,816	26,300
Restricted cash	(3,306)	(1,114)	(10,847)	(3,143)
Business combination, net of cash acquired and purchases of intangible assets	(36,000)	(1,825)	(44,072)	(1,526)

Net cash provided by (used in) investing activities	(1,297,183)	15,046	(1,306,066)	49,443

Cash flows from financing activities:
Net proceeds from issuance of common stock	2,019,704	—	2,018,579	—
Taxes paid related to net share settlement of equity awards	(14,637)	—	(14,637)	—
Repayments of capital lease obligations	(21,203)	(12,844)	(70,445)	(39,436)
Proceeds from exercise of stock awards net of repurchase	1,742	768	8,679	2,312

Net cash provided by (used in) financing activities	1,985,606	(12,076)	1,942,176	(37,124)

Net increase (decrease) in cash and cash equivalents	685,555	8,332	637,508	(15,616)
Foreign exchange effect on cash and cash equivalents	(249)	(219)	174	(52)
Cash and cash equivalents - beginning of period	155,704	195,215	203,328	218,996

Cash and cash equivalents - end of period	$841,010	$203,328	$841,010	$203,328

Supplemental cash flow data
Interest paid in cash	$2,089	$1,179	$6,850	$3,126
Conversion of preferred stock to common stock	$872,536	$—	$872,536	$—
Common and convertible preferred stock issued in connection with acquisitions	$218,821	$11,487	$331,766	$47,127
Equipment purchases under capital leases	$60,222	$30,746	$155,722	$110,206
Changes in accrued equipment purchases	$(18,124)	$(12,773)	$(1,602)	$15,734
Unpaid deferred offering costs	$1,162	$—	$1,162	$—

TWITTER, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Non-GAAP net income (loss) and net income (loss) per share:
Net loss	$(511,471)	$(8,705)	$(645,323)	$(79,399)
Stock-based compensation expense	521,197	5,346	600,367	25,741
Amortization of acquired intangible assets	5,569	3,798	16,530	18,687
Income tax effects related to acquisitions	(5,521)	(710)	(5,904)	(220)

Non-GAAP net income (loss)	$9,774	$(271)	$(34,330)	$(35,191)

GAAP diluted shares	362,624	120,926	189,510	117,401
Diluted effect of preferred stock conversion (1)	155,687	—	—	—
Other dilutive equity awards (2)	93,900	—	—	—

Non-GAAP diluted shares	612,211	120,926	189,510	117,401

Non-GAAP diluted net income (loss) per share	$0.02	$(0.00)	$(0.18)	$(0.30)

Adjusted EBITDA:
Net loss	$(511,471)	$(8,705)	$(645,323)	$(79,399)
Stock-based compensation expense	521,197	5,346	600,367	25,741
Depreciation and amortization expense	33,224	21,001	110,894	72,506
Interest and other expense	5,112	1,357	11,315	2,087
Provision (benefit) for income taxes	(3,317)	(1,428)	(1,823)	229

Adjusted EBITDA	$44,745	$17,571	$75,430	$21,164

Stock-based compensation expense by function:
Cost of revenue	$45,927	$182	$50,942	$800
Research and development	326,536	3,609	379,913	12,622
Sales and marketing	104,084	361	114,440	1,346
General and administrative	44,650	1,194	55,072	10,973

Total stock-based compensation expense	$521,197	$5,346	$600,367	$25,741

Amortization of acquired intangible assets by function:
Cost of revenue	$3,923	$3,798	$14,884	$18,687
Research and development	300	—	300	—
Sales and marketing	1,346	—	1,346	—
General and administrative	—	—	—	—

Total amortization of acquired intangible assets	$5,569	$3,798	$16,530	$18,687

(1)	Gives effect to the conversion of convertible preferred stock into common stock as though the conversion had occurred at the beginning of the period under the “if-converted” method.
(2)	Gives effect to potential common stock instruments such as stock options, RSUs, unvested restricted stock and warrant.